Exhibit 3.197

As in effect

August 1, 1987

AMENDED AND RESTATED BY-LAWS

of

SHAW’S SUPERMARKETS, INC.

ARTICLE I

Articles of Organization

The name and purposes of the Corporation shall be as set forth in the Articles of Organization and these By-Laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in Articles of Organization; and the Articles of Organization as from time to time amended are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

ARTICLE II

Annual Meeting of Stockholders

The annual meeting of the stockholders shall be held on the second Thursday in May in each year, at 10 o’clock in the forenoon (or at such other hour as may be fixed by the Board of Directors), and set forth in the notice thereof, unless that day be a legal holiday at the site of the meeting, in which case the meeting shall be held at the same hour on the next succeeding business day at the site of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the Board of Directors or by one or more stockholders who are entitled to vote and who hold at least one tenth part in interest of the capital stock entitled to vote at the meeting.

If such annual meeting is omitted on the day herein provided therefor, a special meeting of the stockholders may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting and, in such case, all references in these By-Laws, except in this Article II and in Article IV, to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Article III.

ARTICLE III

Special Meetings of Stockholders

A special meeting of the stockholders may be called at any time by the Board of Directors. A special meeting of the stockholders shall be called by the Clerk or, in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one tenth part in interest of the capital stock entitled to vote at the meeting. Such call shall state the time, place and purposes of the meeting.

ARTICLE IV

Place of Stockholders’ Meetings

The annual meeting of the stockholders and any special meeting of the stockholders, by whomever called, shall be held at the principal office of the Corporation in Massachusetts, or at such other place in Massachusetts or within the continental limits of the United States of America as may be determined by the Board of Directors and stated in the notice thereof. Any adjourned session of any annual or special meeting of the stockholders shall be held in the United States at such place as is designated in the vote of adjournment.

ARTICLE V

Notice of Stockholders’ Meetings

A written notice of each annual or special meeting of stockholders, stating the place, the date and hour thereof, and the purpose or purposes for which the meeting is to be held shall be given at least seven days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, under the Articles of Organization or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk or by the person or persons calling the meeting, or by the Board of Directors. No notice of the time, place or purposes of any annual or special meeting of the stockholders shall be required to be given to a stockholder if a written waiver of such notice is executed before or after the meeting by such stockholder, or his attorney thereunto authorized, and filed with the records of the meeting.

ARTICLE VI

Quorum of Stockholders

At any meeting of the stockholders, a quorum for the election of any director or officer, or for the consideration of any question, shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively; except taht if two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote; and except in any case where a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

When a quorum is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, and a majority of the votes properly cast upon any other question (or if two or more classes of stock are entitled to vote as separate classes upon such question, then, in the case of each such class, a majority of the votes of such class properly cast upon the question), except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws, shall decide the matter.

ARTICLE VII

Proxies and voting

Except as may be provided in the Articles of Organization with respect to two or more classes or series of stock, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them, and a proportionate vote for each fractional share. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not, directly or indirectly, vote upon any share of its own stock.

Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the

Clerk of the meeting, or any adjournment thereof before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.

Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter assent to the action by a writing or writings, filed with the record of the meetings of stockholders. Such assent shall be treated for all purposes as a vote at a meeting.

** ARTICLE VIII

Board of Directors

A board of not less than three, nor more than twelve, directors shall be elected annually (by ballot if so requested by any stockholder entitled to vote) at the annual meeting of the stockholders by such stockholders as have the right to vote at such election. The number of directors for each corporate year shall initially be fixed by a vote at the meeting at which they are elected.

The directors of the Corporation shall be divided into three classes, Class A, Class B and Class C, each class shall consist of one-third of the number of Directors and the members of each such class shall be elected to hold office (except for the initial Class A and Class B directors) until the annual meeting of the stockholders occurring in the third calendar year following the calendar year in which they are elected.

At any time during any year, the number of the Board of Directors may be increased within the aforesaid limits by a vote of a majority of the directors then in office. At any time during any year, the whole number of directors may be increased within the aforesaid limits by the stockholders at a meeting called for the purpose and, in the case of a reduction, the particular directorships which shall terminate shall be determined by the stockholders, in each case by vote of a majority of the stock outstanding and entitled to vote for the election of directors or, in the case of a reduction which involves the termination of the directorship of an incumbent director, by such larger vote, if any, as would be required to remove such incumbent from office.

Each newly created directorship resulting from any increase in the number of directors may be filled in the manner provided in Article XX. Each director to be chosen shall be of the same Class as his predecessor or of such Class as may be designated by his electors and shall hold office until the next annual meeting of stockholders and until his successor is elected and shall qualify, or until he sooner dies, resigns or is removed.

**	Article VIII changed at Special Meeting in lieu of the Annual Meeting of Stockholder held March 13, 1991.

No director need be a stockholder except as may be otherwise provided by law, by the Articles of Organization, or these By-Laws. Each director shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified, or until he sooner dies, resigns or is removed.

ARTICLE IX

Powers of Directors

The business and property of the Corporation shall be managed by, and be under the control of, the Board of Directors which shall have and may exercise all the powers of the Corporation except such as are conferred upon the stockholders or other officers by law, by the Articles of Organization, or by these By-Laws.

Except as may be otherwise specifically provided by law or by vote of the stockholders, the Board of Directors is expressly authorized to issue, from time to time, all or any portion or portions of the capital stock of the Corporation of any class, which may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such consideration (but not less than the par value thereof in case of stock having par value), whether cash, good will, tangible or intangible property, services or expenses, as they may deem best, without first offering (for subscription or sale) such authorized but unissued stock to any present or future stockholders of the Corporation, and generally in their absolute discretion to determine the terms and manner of any disposition of such authorized but unissued stock.

ARTICLE X

Committees of Directors

The Board of Directors may at any time elect from its own number an executive committee and/or one or more other committees, to consist of not less than two members, and may from time to time designate or alter, within the limits permitted by this Article X, the duties and powers of such committees or change their membership, and may, at any time, abolish such committees or any of them. The President shall be an ex officio member of the executive committee, if any. No such committee shall have any power prohibited by law, or the Articles of Organization.

Any committee shall be vested with such powers of the Board of Directors as the Board may determine in the vote establishing such committee or in a subsequent vote of a majority of directors then in office, provided, however, that no such committee shall have any power prohibited by law, or the Articles of Organization, or the power

(a)	To change the principal office of the Corporation;

(b)	To amend these By-Laws;

(c)	To issue stock;

(d)	To establish and designate series of stock, and fix and determine the relative rights and preferences of any series of stock;

(e)	To elect officers required by law or these By-Laws to be elected by the stockholders or directors and to fill vacancies in any such offices;

(f)	To change the number of the Board of Directors and to fill the vacancies in the Board of Directors;

(g)	To remove officers or directors from office;

(h)	To authorize the payment of any dividend or distribution to shareholders;

(i)	To authorize the reacquisition for value of stock of the Corporation; or

(j)	To authorize a merger;

and provided further, that the fact that a particular power appears in the foregoing enumeration of powers denied to committees of the Board of Directors shall not be construed to override by implication any other provision of the Articles of Organization or these By-Laws, limiting or denying to the Board of Directors the right to exercise such power.

Each member of a committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders (or until such other time as the Board of Directors may determine either in the vote establishing the committee or at the election of such member) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by a change of membership, or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

A majority of the members of any committee then in office, but not less than two, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quroum is present, and the meeting may be held as adjourned without further notice. Each committee may make rules not inconsistent herewith for the holding and conduct of its meetings, but unless otherwise provided in such rules its meetings shall be held and conducted in the same manner as nearly as may be, as is provided in these By-Laws for meetings of the Board of Directors. The Board of Directors shall have power to rescind any vote or resolution of any committee provided that no rights of third parties shall be impaired by such rescission.

ARTICLE XI

Meetings of the Board of Directors;

Action without a Meeting

Regular meetings of the Board of Directors may be held without notice at such places and at such times as the Board of Directors may from time to time determine, and provided that due notice of such determination and of any changes therein is given to each member of the Board of Directors then in office. A regular meeting of the Board of Directors for the purpose of electing officers and agents may be held without notice immediately after and at the same place as the annual meeting of the stockholders and, if held upon due notice, for such other and further purposes as may be specified in such notice.

Special meetings of the Board of Directors may be held at any time and at any place when called by three or more directors, provided that at least one director from each class of the Board of Directors participates in such call, due notice thereof being given to each director by the Secretary or, if there be no Secretary, by the Clerk, or, in the case of death, absence, incapacity or refusal of the Secretary (or the Clerk, as the case may be), by the directors calling the meeting.

As used in this Article, the term “due notice” means notice by telephone, telegram, telex or telecopier at least 24 hours before the meeting in the case of a meeting by means of a conference telephone or similar communications equipment and at least 5 days before the meeting in the case of a meeting by person.

Notwithstanding the foregoing, notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.

ARTICLE XII

Quorum of Directors

At any meeting of the Board of Directors, a quorum for any election, or for the consideration of any question, shall consist of a majority of the entire Board of Directors.

At any action to be taken by the Board of Directors, the vote of a majority of a quorum shall be required, provided that such affirmative vote shall include at least one director from each class of the Board of Directors, except in any case where a larger vote is required by law, by the Articles of Organization, or these By-Laws.

The members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written assent thereto is signed by all the directors and such written assent is filed with the minutes of the directors. Such assent shall be treated as a vote for all purposes.

Requirements of all or any portion of this Article may be waived by the Vice Chairman of the Board of Directors or by the Board of Directors at any time or from time to time with respect to any meeting of the Board of Directors or any action or actions of the Board of Directors proposed or taken at a meeting thereof.

ARTICLE XIII

Officers and Agents

The officers of the Corporation shall be a Chairman and Vice Chairman of the Board of Directors, a President, a Treasurer, a Clerk, and such other officers, which may include a Secretary, a Controller, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or Assistant Controllers, as the Board of Directors may, in its discretion, elect or appoint. The Corporation shall also have such agents, if any, as the Board of Directors may, in its discretion, appoint. The President need not be a director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. So far as is permitted by law, any two or more offices may be held by the same person.

Subject to law, to the Articles of Organization, and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as the Board of Directors may from time to time designate.

The Chairman, Vice President, President, Treasurer and the Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders, by vote of the Board of Directors. Such-other offices of the Corporation as may be created in accordance with these By-Laws may be filled at such meeting by the Board of Directors.

Each officer shall (subject to Article XIX of these By-Laws) hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his sucessor is elected or appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

Any officer, employee, or agent of the Corporation may be required, as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.

ARTICLE XIII-A

Chairman and Vice Chairman

The Chairman shall be the chief executive officer of the Corporation and shall have executive charge and supervision of the business of the Corporation unless otherwise provided by law, the Articles of Organization, the By-Laws, or by specific vote of the Board of Directors. The Chairman shall preside at all meetings of the Stockholders and of the Board of Directors except as otherwise voted by the Board of Directors.

In the absence or disability of the Chairman of the Board, the Vice Chairman shall have the powers and duties of the Chairman.

ARTICLE XIV

President and Vice Presidents

The President shall be the chief administrative officer of the Corporation and shall perform such duties as the Board of Directors may prescribe.

Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors and, in any case, shall be responsible to and shall report to the Board of Directors. In the absence or disability of the President, the Vice President, or if there be more than one, the Vice Presidents in order of their seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the President.

ARTICLE XV

Treasurer and Assistant Treasurer

The Treasurer shall be the chief financial officer of the Corporation and shall be in charge of its funds and the disbursements thereof, subject to the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as’ may be prescribed from time to time by the Board of Directors. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided in these By-Laws. The Treasurer shall be responsible to and shall report to the Board of Directors.

Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors and shall be responsible to and shall report to the Board of Directors. Unless otherwise designated by the Board of Directors, the Assistant Treasurer shall, in the absence of the Treasurer, perform the duties of and have the powers of the Treasurer.

ARTICLE XVI

Controller

If a Controller is elected, he shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors. The Controller shall be responsible to and shall report to the Board of Directors.

Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors, and shall be responsible to and shall report to the Board of Directors.

ARTICLE XVII

Clerk; Assistant Clerk

The Clerk shall record all proceedings of the stockholders in books to be kept therefor, and shall have custody of the Corporation’s records, documents and valuable papers. In the absence of the Clerk from any such meeting, the Secretary, if any, may act as temporary Clerk and shall record the proceedings thereof in the aforesaid books, or a temporary Clerk may be chosen by vote of the meeting.

The Clerk shall also keep, or cause to be kept, the stock transfer records of the Corporation, which shall contain a complete list of the names and addresses of all stockholders and the amount of stock held by each.

The Clerk or, in his absence, the Secretary or the Assistant Clerk, if any, shall have custody of the corporate seal and be responsible for affixing it to documents as required unless the Board of Directors shall designate otherwise.

The Clerk shall have such other duties and powers as are commonly incident to the office of the corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors.

If no Secretary is elected, the Clerk shall also record all proceedings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence from any such meeting, a temporary Clerk shall be chosen who shall record the proceedings thereof.

Any Assistant Clerk shall have such duties and powers as shall from time to time be designated by the Board of Directors, and shall be responsible to and shall report to the Board of Directors.

ARTICLE XVIII

Secretary

If a Secretary is elected, he shall keep a true record of the proceedings of all meetings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence, from any such meeting, a temporary Secretary shall be chosen who shall record the proceedings thereof. The Secretary shall have such duties and powers as are commonly incident to the office of a corporate secretary, and such other duties and powers as may be prescribed from time to time by the Board of Directors.

ARTICLE XIX

Resignations and Removals

Any director or officer may resign at any time by delivering his resignation in writing to the President, the Clerk or the Secretary, or to a meeting of the Board of Directors. The stockholders may, by vote of a majority in interest of the stock issued and outstanding and entitled to vote at an election of directors, remove any director or directors from office with or without cause provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. The Board of Directors may remove any director from office with cause, or remove any officer from office with or without cause. The Board of Directors may, at any time, terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation, duly approved by the Board of Directors) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month, or by the year, or otherwise. Any director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

ARTICLE XX

Vacancies

Any vacancy in the Board of Directors however occurring, including a vacancy resulting from the enlargement of the Board and any vacancy in any other office, may be filled by the stockholders or, in the absence of stockholder action, by the Board of Directors.

If the office of any member of any committee becomes vacant, the Board of Directors may elect a successor or successors.

Each successor as a director or officer shall hold office for the unexpired term and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

The Board of Directors shall have and may exercise all its powers, notwithstanding the existence of one or more vacancies in its number as fixed by either the stockholders or the Board of Directors.

Each successor as a director or officer shall hold office for the unexpired term and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

The Board of Directors shall have and may exercise all its powers, notwithstanding the existence of one or more vacancies in its number as fixed by either the stockholders or the directors provided there be at least two directors in office.

ARTICLE XXI

Capital Stock

The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications, set forth in the Articles of Organization.

ARTICLE XXII

Certificate of Stock

Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President or by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal; but when any such certificate is signed by a transfer agent or by a registrar other than a director, officer, or employee of the Corporation, the signature of the President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

ARTICLE XXIII

Transfer of Shares of Stock

Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by surrender to the Corporation, or its transfer agent, of the certificate therefor, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may be otherwise required by law, the Articles of Organization, or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation’s stock as the owner in fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation’s books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

ARTICLE XXIV

Transfer Agents and Registrars; Further Regulations

The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation’s transfer agent and/or registrar for shares of the capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

ARTICLE XXV

Loss of Certificates

In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms as the Board of Directors may prescribe consistent with law.

ARTICLE XXVI

Record Date

The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to the stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer or stock on the books of the Corporation after the record date; or, without fixing such record date, the directors may, for any of such purposes, close the transfer books for all or any part of such period.

ARTICLE XXVII

Seal

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Massachusetts,” together with the name of the Corporation and the year of incorporation, cut or engraved thereon. An impression of the seal impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.

ARTICLE XXVIII

Execution of Papers

Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks,

drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by such officer or officers as the Board of Directors shall designate.

*ARTICLE XXIX

Fiscal Year

Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end December 31 of each year.

ARTICLE XXX

Indemnification of Directors and Officers

Each director and each officer elected by the stockholders (including persons elected by directors to fill vacancies in the Board of Directors or in any such offices), and each former director or officer, and the heirs, executors, administrators and assigns of each of them, shall be indemnified by the Corporation against all costs and expenses, including fees and disbursements of counsel and the cost of settlements (other than amounts paid to the Corporation itself) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding, civil or criminal, in which he may be involved by reason of his being or having been an officer or a director of the Corporation, or by reason of his serving or having served at its request with respect to any employee benefit plan, or by reason of any action alleged to have been taken or omitted by him as a director or an officer of the Corporation, or by reason of his serving or having served at its request with respect to any employee benefit plan.

Officers elected by the directors but who are not directors, or persons serving at its request with respect to any employee benefit plan, and employees and other agents of the Corporation (including persons who serve at its request as directors or officers of another organization) and each such former officer, person serving with respect to any employee benefit plan, employee and agent, and the heirs, executors, administrators and assigns of each of them, may be indemnified by the Corporation to whatever extent authorized by the Board of Directors.

No indemnification shall be provided to any person, or to his heirs, executor, administrator or assigns, with respect to any matter as to which he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

*	Article XXIX changed at Board Meeting of December 3, 1987.

The Corporation may pay the expenses incurred by a Director, officer, employee or person serving with respect to an employee benefit plan in defending any such action, suit or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification as provided in this Article XXX, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

The foregoing indemnification shall not be exclusive of any other rights or indemnification for which any such director, officer, employee or agent may be entitled.

ARTICLE XXXI

Contracts and Dealings with Certain

Other Corporations or Firms

No contract or other transaction between the Corporation and any other person, firm or corporation shall, in the absence of fraud, in any way be affected or invalidated, nor shall any director be subject to surcharge with respect to any such contract or transaction by the fact that such director, or any firm of which a director is a member, or any corporation of which any director is a shareholder, officer or director, is a party to, or may be pecuniarily or otherwise interested in, such contract or transaction provided that the fact that he individually, or such firm or corporation, is so interested shall be disclosed to the Board of Directors at their meeting at which, or prior to the directors executing their written consents by which, action to authorize, ratify or approve such contract or transaction shall be taken. Any director of the Corporation may vote upon or give his written consent to any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

ARTICLE XXXII

Voting Stock in Other Corporations

The Board of Directors, by resolution from time to time, may confer powers upon the President or, in case of his absence or failure to act, the Treasurer so that such officers shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.

ARTICLE XXXIII

Corporate Records

The original or attested copies of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of the stockholders for the purpose of selling said list, or copies thereof, or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

ARTICLE XXXIV

Amendments

These By-Laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by the Board of Directors, except that no amendment may be made by the directors which changes the date of the annual meeting of stockholders or which alters the provisions of those By-Laws with respect to the election or removal of directors or the election of committees by directors and delegation of powers thereto, or amendment of these By-Laws. No change in the date of the annual meeting may be made within sixty days before the date fixed by these By-Laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

Minutes of a Special Meeting in lieu of and for the purposes of the Annual Meeting of the Stockholder of Shaw’s Supermarkets, Inc. held at the offices of the Company, 140 laurel Street, East Bridgewater, Massachusetts, on Wednesday, March 13, 1991, at 8:30 a.m.

The Chairman of the Board, David B.Jenkins, called the meeting to order.

The Clerk, Robert L. Eklund, then read the call for the meeting and the affidavit of the Clerk showing that a copy thereof had been mailed on February 27, 1991 to the stockholder of record, in accordance with the bylaws. Said affidavit and notice were as follows:

East Bridgewater, Massachusetts
March 13, 1991

I, Robert L. Eklund, Clerk of Shaw’s Supermarkets, Inc., hereby certify that the following is a true copy of a notice which I caused to be mailed to the common stockholder of record in accordance with the bylaws of the Corporation on February 27, 1991.

Robert L. Eklund
Clerk

To the Stockholder:

A Special Meeting in lieu of the Annual Meeting of the Stockholder of Shaw’s Supermarkets, Inc. (the “Corporation”), will be held at the offices of the Company, 140 Laurel Street, East Bridgewater, Massachusetts, at 8:30 a.m. on Wednesday, March 13, 1991, for the following purposes:

1. To elect five Directors to hold office for a term of three years or until their respective successors are elected and qualified.

2. To change Article VIII, paragraph 1 of the bylaws to read, “A board of not less than three, nor more than fifteen, directors shall be elected annually.…”

3. To set the limit of the Board of Directors for the ensuing year at thirteen.

4. To ratify and approve the selection by the Board of Directors of Arthur Andersen & Co. as independent public accountants for the fiscal year ending February 29, 1992.

5. To consider and act upon other matters as may properly come before the meeting or any adjournment thereof.

By Order of the Board of Directors

Robert L. Eklund
Clerk

The following common stockholder was present:

Number of Shares
By proxy to David J. Sainsbury, David A. Quarmby, Robin P. Whitbread and Joseph H.G. Barnes	100

Total present in person or by proxy	100

J. Sainsbury USA being the only stockholder entitled to vote, and there being 100 shares present in person or by proxy out of a total of 100 shares of common stock issued, outstanding and entitled to vote, the Chairman declared a quorum was present and the meeting properly held. On motion duly made and seconded, it was unanimously

VOTED:	To proceed by ballot to the election of five Directors for a period of three years expiring in 1994.

The following slate was nominated to the Class of 1994:

David A. Quarmby
Scott W. Ramsay
John D. Kelleher
Ross McLaren
Michael W. Broomfield

All ballots cast, representing 100 shares of common stock, were for the slate as nominated who were thereupon declared duly elected Directors of the Corporation for the terms to which they were elected.

After discussion and upon motion duly made and seconded, it was

VOTED:	To amend the Company’s bylaws as follows:

RESOLVED:	To change Article VIII, paragraph 1 of the bylaws to read, “A board of not less than three, nor more than fifteen, directors shall be elected annually...”

On motion duly made and seconded, it was

VOTED:	To set the limit of the Board of Directors at thirteen for the ensuing year.

On motion duly made and seconded, it was unanimously

VOTED:	To appoint Arthur Andersen & Co. as independent accountants for Shaw’s Supermarkets, Inc. for the fiscal year ending February 29, 1992.

There being no further business to come before the meeting, on motion duly made and seconded, it was

VOTED:	To adjourn.

ADJOURNED.

A true copy,

ATTEST	Robert L. Eklund
Secretary

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

Shaw’s Supermarkets, Inc.

The undersigned, being all of the directors of Shaw’s Supermarkets, Inc., a Massachusetts corporation (the “Corporation”), do hereby waive all requirements of meeting and notice thereof and consent to the adoption of the following resolutions, which shall be of the same force and effect as if duly adopted at a Special Meeting of the Board of Directors of said Corporation called pursuant to due notice for the purpose of adopting said resolution and do hereby adopt and approve the following resolutions, effective as of August 4, 2009, and take the following corporate action:

RESOLVED, Article VIII, paragraph 1 of the AMENDED AND RESTATED BY-LAWS of SHAW”S SUPERMARKETS, INC., (the “By-laws”) as in effect August 1, 1987, the first sentence shall be amended to read as follows:

“A board of not less than three, nor more than fifteen, directors shall be elected annually (by ballot if so requested by any stockholder entitled to vote) at the annual meeting of the stockholders by such stockholders as have the right to vote at such election.”

RESOLVED, Article XXVIII of the By-laws, as in effect August 1, 1987, shall be amended in its entirety as follows:

“Article XXVIII. Authority to Execute Papers. The Chairman of the Board, Vice Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Group Vice Presidents are hereby authorized to execute or cause to be executed in the name and on behalf of this corporation, all contracts, agreements, deeds, mortgages, bonds, options, leases, lease and other guarantees of the obligations of others, including subsidiary corporations and customers, stock transfer documents, and such other instruments as may be necessary or desirable in the conduct of the business of the corporation; and said officers are further authorized to sign and affix, or cause to be signed and affixed, the seal of the corporation on any instrument requiring the same, which seal shall be attested by the signature of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer.”

THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the directors of the Corporation, have executed this Unanimous Consent has been executed as of the first date written above.

/s/ Thomas P. Vesey
Thomas P. Vesey

/s/ Larry D. Wahlstrom
Larry D. Wahlstrom